Exhibit 99.1

Ladder Capital Corp Reports Second Quarter 2014 Results

Financial Highlights

  Generated second quarter 2014 Core Earnings of $62.3 million (Net income of $30.2 million on a GAAP basis)
  Core EPS of $0.38 per share (Basic EPS on a GAAP basis of $0.26)
  Originated $1.3 billion in commercial mortgage loans, including $827.9 million of mortgage loans held for sale and $427.8 million of mortgage loans held for investment
  Contributed $886.0 million of loans to three securitization transactions during the second quarter 2014, including a $350.0 million single-asset securitization (completed five securitizations in the first half of 2014)
  Investments during the quarter increased Ladder’s total assets to $3.8 billion as of June 30, 2014

NEW YORK--(BUSINESS WIRE)--August 5, 2014--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended June 30, 2014. Core Earnings, a non-GAAP financial measure, were $62.3 million for the quarter ended June 30, 2014, compared to $40.9 million earned in the second quarter of 2013, an increase of 52.2%. For the six months ended June 30, 2014, Core Earnings were $119.1 million compared to $135.3 million for the comparable period in 2013. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses and unrecognized derivative results, is useful in evaluating our earnings from operations. Net income for the three and six months ended June 30, 2014 was $30.2 million and $48.6 million, respectively, compared to $59.8 million and $147.8 million for the three and six months ended June 30, 2013, respectively.

Core EPS, a non-GAAP measure, was $0.38 per share for the second quarter of 2014, and $0.75 per share for the six months ended June 30, 2014. Basic EPS on a GAAP basis was $0.26 per share and $0.51 per share for the three and six months ended June 30, 2014, respectively.

As of June 30, 2014, we had total assets of $3.8 billion, including $1.1 billion of commercial real estate loans, $1.8 billion of commercial real estate-related securities, $561.2 million of real estate, $123.0 million of total cash and $175.6 million of other assets. At the end of the second quarter of 2014, 77.8% of our total assets were comprised of senior secured assets, including first mortgage loans, real estate-related securities secured by first mortgage loans, and cash. Senior secured assets comprised 98.5% of the total $1.6 billion investment activity during the second quarter of 2014.

During the three months ended June 30, 2014, we originated $1.3 billion of loans, comprised of $827.9 million of commercial mortgage loans held for sale and $427.8 million of commercial mortgage loans held for investment. The additional liquidity resulting from the Company’s initial public offering in the first quarter of 2014 allowed us to originate larger loans, including a $350.0 million first mortgage loan secured by an office building in New York City, which was sold into a single-asset securitization transaction during the quarter. We also participated in two other securitization transactions during the second quarter of 2014, contributing a total of $886.0 million in face amount of commercial mortgage loans. The sale of loans into these three securitization transactions, as well as other whole loan sales, resulted in income from the sale of loans, net, of $45.4 million in the second quarter of 2014. After factoring in related hedging results and other related adjustments, the net result from loans sold into securitizations during the quarter was $39.9 million. We also received $66.3 million in proceeds from the repayment of mortgage loans held for investment during the second quarter of 2014.

Our portfolio of CMBS and U.S. Agency securities increased by $84.4 million during the second quarter of 2014 to $1.8 billion. We purchased $326.0 million and sold $171.6 million of securities during the three months ended June 30, 2014. We also received $76.1 million of proceeds from the repayment of securities during the quarter.

During the second quarter of 2014, we sold one net lease retail property and one building from a portfolio of office buildings that we own through a consolidated joint venture resulting in total income of $2.8 million. We also sold 43 condominium units during the three months ended June 30, 2014, which generated income of $6.2 million. We did not acquire any new real estate properties during the quarter, and our total real estate portfolio as of June 30, 2014 decreased to $561.2 million.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	June 30, 2014	December 31, 2013
	($ in thousands)
Loans
Conduit first mortgage loans	$103,719	$440,490
Balance sheet first mortgage loans	912,187	411,655
Other commercial real estate-related loans	113,931	127,423
Total loans	1,129,837	979,568
Securities
CMBS investments	1,618,002	1,422,995
U.S. Agency Securities investments	216,487	234,251
Total securities	1,834,489	1,657,246
Real Estate
Real estate held for sale	19,029	-
Real estate, net	542,148	624,219
Total real estate	561,177	624,219
Total investments	3,525,503	3,261,033
Cash, cash equivalents and cash collateral held by broker	122,962	107,263
Other assets	175,619	120,767
Total assets	$3,824,084	$3,489,063
Note: CMBS Investments and U.S. Agency Securities investments are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. During the second quarter of 2014, we participated in three commercial mortgage loan securitization transactions, selling and contributing $886.0 million in principal value of loans. As of June 30, 2014, we held seven first mortgage loans that were substantially available for sale into future securitizations with an aggregate book value of $103.7 million. Based on the outstanding loan principal balances at June 30, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 59.9%.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of June 30, 2014, we held a portfolio of 35 balance sheet first mortgage loans with an aggregate book value of $912.2 million. Based on the outstanding loan principal balances at June 30, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 69.9%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $113.9 million of other commercial real estate-related loans as of June 30, 2014. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at June 30, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 71.8%.

As of June 30, 2014, our portfolio of CMBS investments had an estimated fair value of $1.6 billion and was comprised of investments in 137 CUSIPs ($11.8 million average investment per CUSIP), with a weighted average duration of 4.3 years.

As of June 30, 2014, our portfolio of U.S. Agency Securities had an estimated fair value of $216.5 million and was comprised of investments in 59 CUSIPs ($3.7 million average investment per CUSIP), with a weighted average duration of 4.2 years.

As of June 30, 2014, we owned 33 single tenant retail properties, two individual office buildings, a portfolio of office buildings, 258 condominium units at Veer Towers in Las Vegas, and 308 apartment/condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $561.2 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as non-recourse long-term financing. As of June 30, 2014, we had $314.6 million of such non-recourse financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $85.0 million at June 30, 2014. We had total debt outstanding of $2.2 billion as of June 30, 2014, and we had an additional $1.7 billion of committed financing available for additional investment through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities. During the second quarter, we requested and were granted an increase in the total funds available to us through our FHLB membership. The sales of loans during the latter part of June allowed us to significantly reduce debt used to finance loans as of June 30, 2014.

The following table summarizes our debt outstanding as of the following dates:

	June 30, 2014	December 31, 2013
	($ in thousands)

Committed loan facilities	$178,970	$159,313
Committed securities facility	20,000	88,921
Uncommitted securities facilities	486,723	361,601
Total repurchase agreements	685,693	609,835
Long-term financing	314,555	291,053
Borrowings from the FHLB	903,000	989,000
Senior unsecured notes	325,000	325,000
Total	$2,228,248	$2,214,888

Recent Developments

On August 1, 2014, we issued $300.0 million in aggregate principal of unsecured 5.875% senior notes due 2021 (the “Offering”) in a private offering to qualified institutional buyers. The Offering, Ladder’s second issuance of senior notes, lengthens the maturity profile of our indebtedness and increases the total amount of senior unsecured notes to $625.0 million, with an additional $75.0 million of unsecured borrowings available to us under our revolving credit facility. We intend to use the proceeds from the Offering to repay certain of our funding debt and for general corporate purposes.

Conference Call and Webcast

We will host a conference call on Tuesday, August 5, 2014 at 5:00 p.m. EDT to discuss second quarter 2014 results. The conference call can be accessed by dialing (855) 771-6992 domestic or (707) 287-9312 international, access code 77656420. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EDT on Tuesday, August 5, 2014 through midnight Tuesday, August 19, 2014. To access the replay, please call (855) 859-2056 domestic or (404) 537-3406 international, access code 77656420. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, which is a non-GAAP measure, as a supplemental measure of our performance. We define Core Earnings as income before taxes adjusted to exclude (i) net (income) loss attributable to noncontrolling interests in our consolidated joint ventures, (ii) real estate depreciation and amortization, (iii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iv) unrealized gains/(losses) related to our investments in agency interest-only securities, (v) the premium (discount) on long-term financing and the related amortization of premium on long-term financing, (vi) non-cash stock-based compensation and (vii) certain one-time items. We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” We exclude the results on the hedges from Core Earnings until the related asset is sold, and the hedge position is considered “closed.” We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values.

Set forth below is an unaudited reconciliation of income before taxes to Core Earnings:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	($ in thousands)

Income before taxes	$38,441	$61,395	$62,131	$151,513
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(46)	354	145	327
Real estate depreciation and amortization	5,005	2,938	11,947	5,925
Adjustments for unrecognized derivative results	17,320	(30,224)	37,982	(31,897)
Unrealized (gain) loss on agency IO securities, net	(2,782)	4,789	(1,748)	5,039
Premium (discount) on long-term financing, net of amortization thereon	(163)	326	1,028	2,361
Non-cash stock-based compensation	4,521	1,345	7,662	2,008
Core Earnings	$62,296	$40,923	$119,147	$135,276

We present Core EPS, which is a non-GAAP measure, as a supplemental measure of our performance. Core EPS is defined as Core Earnings adjusted for taxes based on an estimate of our corporate tax rate, divided by the weighted average number of Class A and Class B common shares outstanding during the quarter, pro forma for the conversion of all Class B common shares outstanding into shares of Class A common stock as of January 1, 2014, as if the Company’s IPO had occurred on that date.

Set forth below is an unaudited reconciliation of GAAP Basic EPS to Core EPS:

	Six Months Ended	Three Months Ended
	June 30, 2014	June 30, 2014

GAAP earnings per share (basic)	$0.51	$0.26
Net income attributable to noncontrolling interest in operating partnership	0.74	0.36
Net income attributable to predecessor unitholders	(0.26)	-
Real estate depreciation and amortization	0.25	0.10
Adjustments for unrecognized derivative results	0.78	0.35
Unrealized (gain) loss on agency IO securities, net	(0.03)	(0.06)
Premium (discount) on long-term financing, net of amortization thereon	0.02	0.00
Non-cash stock-based compensation	0.16	0.09
Additional estimated corporate tax expense (effective rate of 41.1% and 40.8%, incl. UBT)[1]	(0.73)	(0.35)
Impact of conversion of Class B common stock into Class A common stock	(0.69)	(0.37)
Core EPS	$0.75	$0.38

1 Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT. The Company’s effective tax rate on a GAAP basis for the six months and the three months ended June 30, 2014 was 21.8% and 21.4%, respectively.

Below is an unaudited computation of Core EPS for the three and six months ended June 30, 2014:

	Six Months Ended	Three Months Ended
	June 30, 2014	June 30, 2014
	(in thousands, except per share amounts)

Core Earnings	$119,147	$62,296
Estimated corporate tax expense (effective rate of 41.1% and 40.8%)[1]	(48,993)	(25,440)
Tax-effected Core Earnings	$70,154	$36,856

Basic weighted average shares outstanding of Class A common stock	48,910	48,910
Impact of including Class B common stock and predecessor period	45,084	48,534
Adjusted weighted average shares outstanding	93,994	97,444

Core EPS	$0.75	$0.38

1 Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT. The Company’s effective tax rate on a GAAP basis for the six months and the three months ended June 30, 2014 was 21.8% and 21.4%, respectively.

Core EPS information is not applicable for reporting periods prior to the first quarter of 2014 and our IPO.

We present Core Earnings and Core EPS because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings and Core EPS: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us.

Core Earnings and Core EPS have limitations as an analytical tool. Some of these limitations are:

  Core Earnings and Core EPS do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and is not necessarily indicative of cash necessary to fund cash needs;
  Core EPS is based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate; and
  Other companies in our industry may calculate Core Earnings and Core EPS differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core Earnings and Core EPS should not be considered in isolation or as a substitute for net income or earnings per share as an alternative to cash flow as a measure of our liquidity or any other performance measures calculated in accordance with GAAP.

In the future we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core Earnings and Core EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to our Form 10-Q.

About Ladder

Ladder is a leading commercial real estate finance company that originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Boca Raton, Los Angeles and San Francisco.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp and Predecessor Combined Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net interest income
Interest income	$45,112,289	$30,167,774	$81,934,414	$61,429,106
Interest expense	16,751,627	11,941,719	31,592,925	23,148,915
Net interest income	28,360,662	18,226,055	50,341,489	38,280,191

Provision for loan losses	150,000	150,000	300,000	300,000
Net interest income after provision for loan losses	28,210,662	18,076,055	50,041,489	37,980,191

Other income
Operating lease income	12,803,327	8,906,286	26,016,701	15,390,326
Tenant recoveries	2,142,214	-	4,222,377	-
Sale of loans, net	45,418,742	35,813,760	86,721,407	118,821,222
Gain on securities	5,376,206	3,311,422	7,185,021	5,876,315
Sale of real estate, net	9,060,194	3,665,173	15,753,101	7,362,721
Fee income	2,191,847	2,164,377	4,500,719	3,602,878
Net result from derivative transactions	(25,273,324)	20,679,027	(51,559,990)	22,948,736
Earnings from investment in unconsolidated joint ventures	987,385	595,371	1,335,560	989,351
Unrealized gain (loss) on Agency interest-only securities, net	2,782,051	(4,788,943)	1,747,905	(5,038,843)
Total other income	55,488,642	70,346,473	95,922,801	169,952,706
Costs and expenses
Salaries and employee benefits	26,483,185	13,881,840	46,486,198	33,593,393
Operating expenses	3,663,819	2,736,255	6,705,120	5,009,124
Real estate operating expenses	7,379,677	3,544,717	14,981,536	6,425,142
Fee expense	713,570	3,788,808	1,215,086	5,193,012
Depreciation and amortization	7,017,736	3,075,606	14,444,994	6,199,189
Total costs and expenses	45,257,987	27,027,226	83,832,934	56,419,860
Income before taxes	38,441,317	61,395,302	62,131,356	151,513,037
Income tax expense	8,198,624	1,615,757	13,487,841	3,683,520
Net Income	30,242,693	59,779,545	48,643,515	147,829,517
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(46,409)	354,274	145,111	327,030
Net (income) loss attributable to predecessor unitholders	-	$60,133,819	12,628,031	$148,156,547
Net (income) loss attributable to noncontrolling interest in operating partnership	(17,691,496)		(36,259,528)
Net income attributable to Class A common shareholders	$12,504,788		$25,157,129

Earnings per share:
Basic	$0.26		$0.51
Diluted	$0.22		$0.46

Weighted average shares outstanding:
Basic	48,909,692		48,909,692
Diluted	97,617,710		97,714,070

Ladder Capital Corp and Predecessor Combined Consolidated Balance Sheets (unaudited)

	June 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$84,966,296	$78,742,257
Cash collateral held by broker	37,995,922	28,520,788
Mortgage loan receivables held for investment, net, at amortized cost	1,026,118,013	539,078,182
Mortgage loan receivables held for sale	103,718,508	440,489,789
Real estate securities, available-for-sale:
Investment grade commercial mortgage backed securities	1,239,296,993	1,164,936,448
GN construction securities	20,277,121	13,006,860
GN permanent securities	99,917,460	113,216,186
Interest-only securities	474,996,698	366,086,700
Real estate held for sale	19,028,992	-
Real estate, net	542,147,792	624,219,015
Investments in unconsolidated joint ventures	5,836,776	9,262,762
FHLB stock	57,240,000	49,450,000
Derivative instruments	196,009	8,244,355
Due from brokers	33,435,077	1,503
Accrued interest receivable	18,448,989	14,971,167
Other assets	60,463,345	38,837,255
Total assets	$3,824,083,991	$3,489,063,267

Liabilities and Capital

Liabilities
Repurchase agreements	$685,693,352	$609,834,793
Long-term financing	314,554,965	291,053,406
Borrowings from the FHLB	903,000,000	989,000,000
Senior unsecured notes	325,000,000	325,000,000
Due to brokers	16,865,739	-
Derivative instruments	15,732,862	7,031,033
Accrued expenses	72,013,194	64,400,382
Other liabilities	24,069,898	17,509,888
Total liabilities	2,356,930,010	2,303,829,502

Commitments and contingencies

Equity (capital)
Series A preferred units	-	825,985,422
Series B preferred units	-	290,846,531
Common units	-	59,565,278
Class A common stock, par value $0.001 per share, 600,000,000 shares
authorized; 50,597,205 shares issued and outstanding	50,597	-
Class B common stock, no par value, 100,000,000 shares authorized;
48,533,473 shares issued and outstanding	-	-
Additional paid-in capital	720,322,279	-
Retained earnings	25,157,129	-
Accumulated other comprehensive income/(loss)	5,024,250	-
Total shareholders' equity (partners' capital)	750,554,255	1,176,397,231
Noncontrolling interest in operating partnership	709,126,369	-
Noncontrolling interest in consolidated joint ventures	7,473,357	8,836,534
Total equity (capital)	1,467,153,981	1,185,233,765

Total liabilities and equity (capital)	$3,824,083,991	$3,489,063,267

Ladder Capital Corp and Predecessor Combined Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities:
Net income	$48,643,515	$147,829,517
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	14,444,994	6,199,189
Unrealized (gain) loss on derivative instruments	16,784,639	(20,178,151)
Unrealized (gain) loss on Agency interest-only securities, net	(1,747,905)	5,038,843
Provision for loan losses	300,000	300,000
Amortization of equity based compensation	6,552,452	1,569,962
Amortization of deferred financing costs included in interest expense	2,625,355	1,820,122
Amortization of (premium) discount on long-term debt	(305,846)	(262,573)
Amortization of above- and below-market lease intangibles	345,235	-
Accretion/amortization of discount, premium and other fees on loans and securities	37,206,089	24,605,139
Realized gain on sale of mortgage loan receivables	(86,721,407)	(118,821,222)
Realized gain on real estate securities	(7,185,021)	(5,876,315)
Realized gain on sale of real estate	(15,753,101)	(7,362,721)
Origination of mortgage loan receivables held for sale	(1,291,509,649)	(1,213,546,008)
Repayment of mortgage loan receivables held for sale	781,837	4,767,867
Proceeds from sales of mortgage loan receivables held for sale	1,727,178,351	1,381,912,189
Accrued interest receivable	(3,477,822)	2,226,653
Earnings on investment in unconsolidated joint ventures	(1,335,560)	(989,351)
Distributions of return on capital from investment in unconsolidated joint ventures	1,604,181	2,988,807
Changes in operating assets and liabilities:
Due to brokers	16,865,739	-
Due from brokers	(33,433,574)	(1,431,523)
Other assets	(27,884,077)	(9,310,495)
Accrued expenses and other liabilities	11,727,463	33,937,974
Net cash provided by (used in) operating activities	415,705,888	235,417,903
Cash flows used in investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	(8,004,098)	(25,850,397)
Purchase of derivative instruments	(7,125)	(20,000)
Purchases of real estate securities	(527,611,888)	(113,439,927)
Repayment of real estate securities	122,764,169	210,159,099
Proceeds from sales of real estate securities	229,914,265	98,964,627
Purchase of FHLB stock	(7,790,000)	(15,800,000)
Origination and purchases of mortgage loan receivables held for investment	(575,326,984)	(179,021,609)
Repayment of mortgage loan receivables held for investment	78,642,485	164,521,316
Reduction (addition) of cash collateral held by broker	(1,471,036)	41,876,366
Addition of deposits received for loan originations	2,418,020	6,322,863
Security deposits included in other assets	1,659,787	-
Capital contributions to investment in unconsolidated joint ventures	-	(3,725,552)
Distributions of return of capital from investment in unconsolidated joint ventures	3,157,365	4,150,211
Purchases of real estate and capital improvements	(622,886)	(157,996,522)
Proceeds from sale of real estate	64,901,840	18,086,325
Net cash provided by (used in) investing activities	(617,376,086)	48,226,800
Cash flows from financing activities:
Deferred financing costs	(2,282,207)	3,533,380
Repayment of repurchase agreements	(4,585,180,010)	(3,061,960,487)
Proceeds from repurchase agreements	4,661,038,569	2,523,021,309
Repayment of borrowings under credit agreements	-	(30,000,000)
Proceeds from borrowings under credit agreements	-	30,000,000
Proceeds from long-term financing	41,083,035	65,170,439
Repayment of long-term financing	(17,275,630)	(32,924)
Proceeds from FHLB borrowings	2,731,000,000	2,414,000,000
Repayments of FHLB borrowings	(2,817,000,000)	(2,178,000,000)
Partners' capital contributions	-	1,800,000
Partners' capital distributions	(368,983)	(58,900,697)
Capital contributed by a noncontrolling interest	-	8,437,262
Capital distributed by a noncontrolling interest	(41,659,579)	(7,813)
Issuance of common stock	259,037,500	-
Common stock offering costs	(20,498,458)	-
Net cash provided by (used in) financing activities	207,894,237	(282,939,531)
Net increase (decrease) in cash	6,224,039	705,172
Cash and cash equivalents at beginning of period	78,742,257	45,178,565
Cash and cash equivalents at end of period	$84,966,296	$45,883,737

Supplemental information:
Cash paid for interest	$29,266,388	$22,763,174
Cash paid for income taxes	$11,417,069	$5,828,477

Supplemental disclosure of non-cash investing activities:
Transfer from mortgage loan receivables held for investment, at amortized cost to mortgage loan receivable held for sale
	$12,000,000	$8,320,273
Transfer from real estate, net to real estate held for sale	$19,028,992	$-

Supplemental disclosure of non-cash financing activities:
Exchange of capital for common stock	$483,567,974	$-
Exchange of noncontrolling interest for common stock	$697,096,682	$-
Change in other comprehensive income related to change in current and deferred tax provision	$3,981,201	$-
Rebalancing of ownership percentage between Company and Operating Partnership	$1,893,286	$-

CONTACT:
Investor Contact
Ladder Capital Corp Investor Relations
917-369-3207
investor.relations@laddercapital.com